Exhibit 10.2

AGREEMENT TO PURCHASE AND SELL REAL ESTATE

BE IT KNOWN that on the days and dates below written personally came and appeared:

MAJ of Sulphur, L.L.C., whose mailing address is 9 River Lane, Lake Charles, LA 70605, represented herein by Michael Edward Shetler, duly authorized, hereinafter referred to as "SELLER(S)"

And

CKX Lands, Inc., whose mailing address is 1508 Hodges Street, Lake Charles, LA 70601, represented herein by Brian R. Jones, duly authorized, hereinafter referred to as "PURCHASER",

WHO DECLARE THAT, AS THE PARTIES HERETO, THAT THEY INTEND TO EXECUTE A SALE OF REAL PROPERTY SUBJECT TO AND ON THE EXPRESS TERMS AND CONDITIONS HEREINAFTER SET FORTH, WHEREBY

SELLER, for the consideration and on the terms hereinafter set forth; manifests that SELLER is the owner of a shopping center ("Center") known as "WestPoint Shopping Center" located on Beglis Parkway, north of Maplewood Drive, in Sulphur, Louisiana which contains approximately 48,000 +/- square feet of gross leasable area; that SELLER HAS BARGAINED and AGREES TO SELL, TRANSFER, ASSIGN, CONVEY and DELIVER FOREVER, with warranty of title and complete transfer and subrogation of all rights and actions of warranty against all former proprietors of the property herein conveyed, the Land (herein defined) together with all buildings, appurtenances, and improvements located thereon and all Leases, Operating Agreements, Warranties, Goodwill, Records, rights, ways, servitudes, reciprocal easement agreements, privileges, prescriptive rights, licenses, permits, approvals from any governmental or quasigovernmental agency, claims thereto appertaining, and any Personal Property owned by SELLER, if any, on the Land or within the improvements (collectively, the "Property"); unto

PURCHASER who manifests that it AGREES TO PURCHASE, the property subject to the terms and conditions hereinafter set forth.

The "Land" shall mean that all certain property being more particularly described on Exhibit A, attached hereto and made a part hereof.

The "Leases" shall mean all SELLER's right title and interest in and to those certain lease agreements listed on Exhibit "A-1" attached hereto.

The "Operating Agreements" shall mean all assignable contracts and agreements related to the upkeep, repair, maintenance, or operation of the Land or Personal Property which are listed on Exhibit "A-2", any or all of which PURCHASER in its sole discretion may elect to accept or reject.

The "Warranties" shall mean all assignable warranties, permits, licenses and guaranties (express or implied) issued to SELLER in connection with the improvements or the Personal Property.

The "Personal Property" shall mean all such fixtures and articles of personal property not excluded on Exhibit "A-3" attached hereto owned by SELLER (if any) upon the Land or within the improvements.

The "Goodwill" shall mean the goodwill and good name associated with WestPoint Shopping Center and any interest in and to any related trademarks, service marks, tradenames, and the name WestPoint Shopping Center, all logos used in connection with advertising and promotion of the Center, and any variations thereof, together with any domain name and any related rights and agreements related to any website owned by SELLER with respect to the Property, and any telephone numbers and listings for the Property.

The "Records" shall mean any and all surveys, tax assessment records, engineering plans and specifications, as built drawings, demographic, site, plats, site plans, zoning materials, and keys to all locks on or in the improvements in the SELLER' s possession.

1.        PURCHASE PRICE. The consideration of the sale (the "Purchase Price") is to be TWO MILLION, SEVEN HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($2,725,000.00), to be paid, cash in hand, to SELLER contemporaneously with closing,

2.         DEPOSIT. Within five (5) business days after the Effective Date of this Agreement, the Escrow Agent selected by PURCHASER shall acknowledge to SELLER that it holds a deposit ("Deposit") in the amount of Ten Thousand Dollars and No Cents ($10,000.00) in accordance with the terms of the Escrow Agreement executed by the parties attached hereto as Exhibit B.

3.         RIGHT OF FIRST REFUSAL. SELLER advises that a right of first refusal (the "ROFR") currently exists in favor of third parties regarding the Land. SELLER agrees to comply with all of its obligations under the ROFR and to provide PURCHASER evidence of the termination of that right satisfactory to SELLER in SELLER's sole discretion within ten (10) days of the Effective Date of this Agreement.

4.         FEASIBILITY PERIOD. For a period of ninety (90) days after the receipt by PURCHASER of satisfactory evidence, in PURCHASER's sole discretion, of the termination of the ROFR(the "Feasibility Period"), PURCHASER shall have the right to terminate this Agreement if PURCHASER determines that any of the following are unacceptable to PURCHASER or render the Property unsuitable for PURCHASER's intended use, in PURCHASER's sole discretion: (i) any title matter or encumbrance, including without limitation, but not limited to, any matter disclosed on the Title Commitment or the Survey, (ii) any environmental matter, (iii) any physical problem that is revealed by PURCHASER's tests on the Property, (iv) any other matter that renders the property unsuitable for PURCHASER's intended use. If PURCHASER elects to terminate this Agreement during the Feasibility Period, PURCHASER shall provide SELLER with written notice of termination on or before the final day of the Feasibility Period, in which event the parties shall have no further rights or obligations under this Agreement.

5.         INSPECTION. The Closing of this transaction is contingent upon the PURCHASER determining in its sole judgment and at its sole cost and expense the suitability of the Property for PURCHASER's intended use. To assist PURCHASER in its investigation of the Property, SELLER shall deliver to PURCHASER within five (5) days after the Effective Date, PURCHASER's copy of SELLER's deed for the property, all existing abstracts of title, title opinions, title policies, document creating the ROFR and notice letter(s) sent by SELLER to terminate same surveys, environmental studies, tests or notices related to the property (including any notice of an environmental violation and all remediation records), engineering studies, geotechnical investigations or reports, copies of the Leases, Operating Agreements, and any contracts that survive closing, including but not limited to any property management contracts and contracts related to the payment of realtors commissions or other compensation related to the Leases, financial information for the past three (3) years, including income and expenses related to the ownership and operation of the Property, any tax notices or tax liens that effect the property, copies of property tax statements for the Property for the most recent two (2) tax years, servitudes, easements, right of ways, current permits, and licenses, copies of all leases or licenses for mineral rights, and any other material information or agreements related to the Property or the intended use which are in SELLER's possession, including all information regarding the legal status and history of the private drive on the Land. Commencing on the Effective Date and for the entire term of this Agreement, PURCHASER shall have complete access to the Property for the purpose of conducting, at its sole cost and expense, surveys, environmental tests, studies and other similar type investigations. PURCHASER agrees to indemnify SELLER for all damages (beyond ordinary wear and tear) caused solely by PURCHASER's entry onto the Property or in connection with PURCHASER' s Studies. After the Effective Date hereof, SELLER shall not grant any easements, servitudes and/or rights-of-way over or through the Property or further encumber or enter into any agreements affecting the Property without the prior written consent of PURCHASER.

6.           TITLE.

A.     If PURCHASER so chooses, within forty-five (45) days after the receipt by PURCHASER of satisfactory evidence, in PURCHASER's sole discretion, of the termination of the ROFR, PURCHASER may, at PURCHASER's expense, obtain an Owner's Commitment for Title Insurance ("Title Commitment") issued by a title company acceptable to PURCHASER (the "Title Company"), setting forth the status of title to the Property. The encumbrances appearing in the Title Commitment or the Survey that either are not objected to by PURCHASER or, if objected to, are not cured and that are subsequently waived in accordance with this Paragraph 5 are collectively referred to as the "Permitted Exceptions".

B.     PURCHASER may deliver to SELLER written objections ("Objections") to any matters reflected on the Title Commitment and/or the Survey at any time prior to the expiration of the Feasibility Period. At Closing, SELLER will provide releases for any liens affecting the Property. If PURCHASER provides timely Objections, SELLER may, without obligation to spend money or bring suit, cure the Objections. In the event that SELLER is unable or unwilling to cure any Objections on or before the Closing Date, then PURCHASER may, at its option, either: (i) terminate this Agreement and the parties shall have no further rights or obligations under this Agreement as to that portion of the subject property, or (ii) waive such Objections and proceed to Closing.

7.         CLOSING. The closing under the terms of this Agreement ("Closing") shall be held at the offices of the Escrow Agent, or other mutually acceptable location, on the date that is fifteen (15) days after the expiration of the Feasibility Period, unless PURCHASER elects to close earlier by providing at least five (5) business days written notice to SELLER (the "Closing Date"). At the Closing, SELLER shall deliver the following to PURCHASER:

(i)	a Cash Sale Deed or Act of Cash Sale in the form attached hereto as Exhibit "C" (the "Deed"), executed and acknowledged by SELLER, conveying the Property to PURCHASER,

(ii)	an affidavit that SELLER is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

(iii)	a Bill of Sale for any Personal Property executed in favor of PURCHASER in a form acceptable to PURCHASER;

(iv)	an Assignment of Leases in favor of PURCHASER, substantially in the form attached hereto as Exhibit "D";

(v)	an Assignment of the Operating Agreements properly executed m favor of PURCHASER in a form acceptable to PURCHASER;

(vi)

a notice to each tenant under a lease in the form attached hereto as Exhibit "E" duly executed by SELLER advising of the sale of the Property and directing that rent and all other payments thereafter be sent to PURCHASER (or its agent) at the address provided by the PURCHASER; and

(vii)

all other agreements and documents reasonably required to be delivered by SELLER, if not previously delivered, including without limitation, a typical owner's affidavit of title to induce a title company to issue title insurance.

The Deed shall contain a full warranty of title and peaceable possession and contain a full substitution and subrogation in and to all rights or actions of warranty, which SELLER has or may have against any and all of SELLER' s predecessor's in title.

PURCHASER shall pay for the search/examination cost and any premium due in connection with the base Owner's Policy and any endorsements thereto to be issued by the title agent retained by PURCHASER. Each of parties will pay for act of sale transaction and recording costs as same are customarily paid by Purchasers and Sellers in the Parish(es) where the property(ies) are located. SELLER and PURCHASER shall, however, be responsible for the fees of their respective attorneys. This Section shall survive any termination of this Agreement. SELLER shall deliver possession of the Land to PURCHASER upon Closing.

8.            SINGULAR/PLURAL. Whenever used herein, the singular number shall include the plural, the plural the singular.

9.            MINERALS. This sale is subject to any and all existing outstanding oil, gas and mineral leases and all prior sales of mineral interests and/or royalties affecting the property described herein. SELLER conveys unto PURCHASER 100% of any interest it may have in all of the oil, gas and other minerals in, on, or under the surface that may be produced from the above described Property.

10.         CONDITION. SELLER is selling the Property with full warranties of title and peaceable possession and with full substitution and subrogation in and to all rights or actions of warranty, which SELLER has or may have against, any and all of SELLER's predecessors in title. SELLER further represents and warrants that, other than as disclosed herein, there are no leases or other executed contracts in existence which will affect PURCHASER's peaceful possession of the property.

11.         DEFAULT. Upon SELLER's default, PURCHASER's sole and exclusive remedies shall be to: a) require specific performance of SELLER, (b) terminate this Agreement by written notice to SELLER, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (c) waive such defaults and proceed to Closing. Upon PURCHASER's default, SELLERS's sole and exclusive remedy shall be to terminate this Agreement by delivering written notice to PURCHASER whereupon the Deposit shall be forfeited to SELLER.

Before SELLER can place PURCHASER in default under the terms of this Agreement, SELLER must give PURCHASER written notice of the event of default and the PURCHASER shall then have fourteen (14) days from the date of its receipt or rejection of the written notice to cure the stated default. If the default has not been cured by 5:00 PM Central Standard Time on the 14th day following the date of receipt or rejection of the written default notice, then the SELLER can exercise its rights and remedies under the terms of this Agreement.

12.         SELLER'S REPRESENTATIONS. In order to induce PURCHASER to purchase the Property, SELLER makes the following warranties, representation and covenants to PURCHASER, which warranties, representations and covenants shall survive the passing of the Act of Sale, and which if required by PURCHASER will be given in writing again by SELLER to PURCHASER at the Closing.

A.

Status and Authority of Seller: The execution and delivery of this Purchase Agreement by the signatories hereto on behalf of the SELLER and the performance of this Purchase Agreement have been duly authorized. SELLER has the legal capacity and authority to execute, deliver and perform under this Agreement.

B.

No Prohibition: SELLER is not prohibited from (i) executing or delivering this Purchase Agreement, (ii) complying with or performing the terms of this Agreement, or (iii) consummating the transactions contemplated by this Agreement by applicable law, previous agreement or decree of any governmental authority.

C.	Seller is not a Foreign Person: SELLER is not a foreign person, but is a "United States person" as such is defined in the Foreign Investment in Real Property Tax Act of 1980.

D.

Title to Property: SELLER has and at the Closing will have the power to and will convey to PURCHASER merchantable title to the Property free and clear of all tenancies, liens, and encumbrances. SELLER has not granted any option or right of first refusal or first opportunity to any person or entity to acquire the property or any interest therein other than that ROFR described herein. SELLER has not entered into any agreement, other than as disclosed herein, whether written or oral, pursuant to which any person or entity has the right to own, acquire, use or occupy any portion of the Property or any interest therein.

E.

No Encroachments: To the best of SELLER's knowledge, any improvements found on the Land do not encroach on any easement or on any land not included within the boundary lines of the Land and there are no neighboring improvements encroaching on the Land.

F.

No Claims or Pending Litigation: There are no and at the Closing shall be no existing or pending litigation or claims with respect to the Property and, to the knowledge of SELLER, there are no and at the Closing shall be no such actions, suits, proceedings or claims threatened or asserted.

G.

No Liens or Assessments: SELLER has not and at the Closing shall not have received any notice and shall have no knowledge of any pending improvements, liens, special assessments, condemnations, impositions, or increases in assessed valuations to be made against the Property by any governmental authority.

H.

No Ordinance Violation: SELLER has not and at the Closing shall not have received any notice of any violation of any ordinance, regulation, law or statute of any governmental agency pertaining to the Property or any portion thereof.

I.

Access to Property: There is not and at the Closing shall not be any fact or condition existing which would result or could result in the termination or reduction of the current access from the Property to existing highways and roads, or to sewer or other utility services, presently serving the Property.

J.

Environmental Liability: SELLER has not received and at the Closing shall not have received, and has no reasonable basis to expect and at the Closing shall not have any reasonable basis to expect, notice from any environmental regulatory agency that SELLER or the Property is, or may be, subject to any notice or violation, penalty, assessment, administrative or judicial enforcement or process directed toward remediation of environmental violations, contaminations, pollution or hazards; SELLER further warrants and represents that it has no actual knowledge of and on the Closing shall have no actual notice of, any condition on or in the Property that would subject SELLER or any assigns of SELLER to such enforcement. SELLER also warrants and represents that SELLER has not received notice and at the Closing shall not have received notice, and has no knowledge of and on the Closing shall have no knowledge of, any private claim or threatened private claim by any individual or entity for environmental liability of any kind whatsoever.

K.

Environmental Conditions: To the best of SELLER's knowledge and belief, there are no areas on the Property where Hazardous Substances or Waste have been disposed, stored, released or found on the Property. (For purposes of this Agreement, "Hazardous Substances or Waste" shall be any substance identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendment and Reauthorization Act, the Resource Conservation and Recovery Act, the Louisiana Environmental Quality Act, or any other federal, state or municipal legislation or ordinances.) Further, there are no soil conditions adversely affecting the Property.

To the best of SELLER's knowledge and belief, there are no areas on the Property subject to the laws governing "wetlands" as defined by the "Federal Manual for Delineating Jurisdictional Wetlands" or subject to Flood Plain or Floodway Laws and regulations as defined by the Federal Emergency Management Agency (FEMA) or any other similar Federal, State, or local governmental regulations related to "wetlands" or floodways.

L.

Material Disclosure: SELLER has disclosed to PURCHASER in writing any and all facts and circumstances that materially affect the Property or the construction, use, operation, status, condition and/or legal compliance of the Property or any portion thereof.

M.

No Untrue Statements or Omissions: No representation or warranty made by SELLER in this Purchase Agreement, or in any letter or certificate furnished to PURCHASER pursuant to the terms hereof, contain any untrue statements of material fact necessary to make the statement contained herein or therein misleading.

N.

No Leases or Unrecorded Agreements: Except as disclosed to PURCHASER in writing, there are no oral or written leases, and no service, maintenance, landscaping, security, management or other similar contracts which affect the operation or maintenance of the Property, which will survive Closing.

SELLER shall have obtained, at its expense, and furnished to PURCHASER an Estoppel Certificate ("Estoppel Certificate") dated within seven (7) days of Closing from 100% the tenants under the Leases in the form attached hereto as Exhibit "F".

0.

Insolvency: There are no attachments, executions, or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor-relief laws pending or threatened against SELLER.

P.

No Breach: The execution of this Agreement and the consummation of the transactions contemplated hereby are not (nor will they be with the passage of time) a breach or default under any agreement or instrument to which SELLER is a party, nor will they require the consent or approval of any other person, except as may be disclosed by the Title Commitment.

Q.	No Agreements: SELLER shall not market the Property for sale or enter into any agreements with respect to the Property during the term of this Agreement unless requested by or agreed to by PURCHASER.

R.

No Material Change in Condition of Property: Until Closing SELLER shall maintain the Property in the same manner as SELLER is currently maintaining it, subject to normal wear and tear, and SELLER shall not cause or permit any action that would result in a material change in condition of the Property without the prior written consent of PURCHASER, not to be unreasonably withheld, conditioned or delayed.

S.

No Further Encumbrances: SELLER agrees not to voluntarily further encumber the Property or transfer, convey, mortgage or encumber all or any portion of or any interest in the Property, including without limitation any mineral operating agreement or mineral or surface lease, without the prior written consent of PURCHASER, which may be withheld in PURCHASER's sole discretion.

T.

Confidentiality: Except for disclosure by the SELLER that the Property is under contract, SELLER agrees that the parties and terms of this Agreement shall remain confidential and all information obtained in the course of completing investigations shall also be treated as confidential and information will only be disclosed to persons necessary to fulfilling the terms of this Agreement, to close the transaction, to regulators, or to other parties that both parties agree in advance may be informed of the transaction. Notwithstanding the foregoing, PURCHASER is a publicly traded company and the terms of this Agreement may be disclosed upon Closing.

13.          PRORATIONS. Rent and other tenant payments on any leases together with water, sewer and other utility charges shall be prorated to the date of Closing. PURCHASER will forward to SELLER any rent received after Closing for a period of thirty (30) days for rent due prior to Closing but not thereafter. General ad valorem real estate taxes relating to the Land payable during the year in which Closing occurs shall be prorated as of the Closing Date based upon an estimate obtained from the local parish Tax Assessor's office for the current calendar year's tax assessment, and such proration shall be final.

14.     IRC§ 1031 EXCHANGE ASSIGNMENT. Each party agrees to cooperate with the other in the event either or both parties elect to consummate the transaction as a like kind exchange pursuant to Internal Revenue Code § 1031; provided it does not extend the date of Closing and provided that such cooperating party shall have no obligation to incur any unreimbursed expense or liability in connection therewith. Each party agrees to execute the documents necessary to complete the transaction as a tax free exchange. SELLER specifically agrees to splitting of the sale into two contemporaneous sales of portions of the Land and related improvements if requested by PURCHASER to accommodate its exchange purposes.

15.     ASSIGNMENT. This Agreement may not be assigned by PURCHASER without SELLER's prior written consent; provided, however, that PURCHASER may assign this Agreement to one of its affiliates without SELLER's consent. For any assignment by PURCHASER to be effective, the assignee must expressly assume all of PURCHASER's rights and obligations.

16.     SPECIAL TERMS, ATTACHMENTS, OTHER CLAUSES AND/OR CONDITIONS. Any conditions or terms indicated in this Section 15, or in any attachment referenced in this Section 15, will be controlling and prevail over and otherwise supersede any other portion of this Agreement.

A.	Special Terms: None
B.

Attachments: Exhibit "A" Property Description, Exhibit "A-1" Lease Agreements, Exhibit "A-2" Operating Agreements, Exhibit "A-3" Excluded Personal Property, Exhibit "B" Escrow Agreement, Exhibit "C" Form of Cash Sale Deed, Exhibit "D" Assignment and Assumption of Leases, Exhibit "E" Notice to Tenants Under Lease; Exhibit "F" Estoppel Certificate

C.	Other Clauses: None
D.	Conditions: None

17.     BOARD APPROVAL REQUIRED. PURCHASER expressly declares and represents to SELLER that this Agreement, and any transaction contemplated hereunder, including but not limited to the final act of sale, are contingent upon the approval of the board of directors of PURCHASER. SELLER is aware of, and has full knowledge of, this fact, and hereby agrees to enter into this Agreement, regardless and irrespective of this Agreement's contingent nature. Furthermore, SELLER hereby waives any claim or cause of action SELLER may have against PURCHASER, in the event the board of directors of PURCHASER decide, for whatever reason, not to consummate the transaction contemplated hereunder.

18.     BROKERAGE. SELLER and PURCHASER acknowledge and agree that there are no brokers other than Matt Redd and the firm NAI Latter & Blum ("Broker") representing any party in this transaction. SELLER and PURCHASER shall each indemnify and hold the other harmless from and against any and all claims of any other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this

Agreement, or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. SELLER shall pay a commission of ' $75,000.00         ~~(_%) of the Purchase Price~~ to Broker upon Closing. PURCHASER acknowledges that Matt Redd and NAI Latter & Blum solely represents SELLER.

19.        MISCELLANEOUS. This Agreement shall be construed in accordance with the laws of the State of Louisiana. In the event that any claim for commission or finder's fee is brought by any person or entity whatsoever as a consequence of 1.he transaction contemplated hereby and as a result of any action or omission of either SELLER or PURCHASER (whichever party is alleged to have committed the act or omission which is the basis of such claim), then SELLER or PURCHASER, as the case may be, shall hold harmless the other party against any loss, cost, or expense of any nature, including, but not limited to, court costs and reasonable attorneys' fees, arising as a consequence of such claim for the commission or fee. This Agreement contains the full and final agreement between the parties hereto with respect to the sale and purchase of the Property. No change or modification of this Agreement shall be valid unless the same is in writing and is signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced. This Agreement may be executed by facsimile or otherwise in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. The "Effective Date" of this Agreement shall be the date on which the later of SELLER and PURCHASER execute th is Agreement, but no sooner than the date on which PURCHASER receives notice of the execution by SELLER.

20.        CONDEMNATION. Until this transaction is closed and the deed delivered to PURCHASER, the risk of condemnation and any other loss to the Property or liability arising therefrom shall be borne by SELLER. In the event of condemnation, PURCHASER may, at its option, either (i) close the transaction and receive any proceeds awarded as a result of such condemnation, or (ii) terminate this Agreement. Unless specifically excepted herein, SELLER warrants that it has no knowledge of, nor has it received any notification from any governmental agency or other institution concerning any pending public improvement or of the proposed exercise of, or offer to purchase under, the power of eminent domain relative to any part of the Property or requiring any alteration or other work thereon that has not been satisfactorily made. This warranty shall survive the delivery of the deed hereunder.

21.        INSURANCE AND RISK OF LOSS. SELLER at its expense shall maintain all insurance policies pertaining to the property in full force and effect until the closing. Until this sale is closed and completed, any loss or damage to the Property for any cause shall be at the risk and liability of SELLER. In the event such loss or damage occurs, then PURCHASER shall have the option to either (a) terminate and void this Agreement or (b) elect to have the procedures to complete the sale continued, in which case there shall be an equitable adjustment of the purchase price.

22.        FORCE MAJEURE. PURCHASER shall not be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, terrorism, civil unrest, hurricane, flood, earthquake, or extreme inclement weather. Obligations of PURCHASER under the Agreement will be suspended du ring the period in which such condition persists, un less such condition renders performance of the Agreement impossible or so impractical as to make it in PURCHASER's opinion financially unfeasible in which case the Agreement will be rescinded.

23.     ATTORNEYS' FEES. In the event of any suit, action or proceeding at law or in equity, by a party to this Agreement against the other by reason of any manner or thing arising out of this Agreement, the prevailing party shall recover, not only its legal costs, but reasonable attorneys' fees (to be computed by the court), including the costs of all appeals, for the maintenance or defense of said action or suit, as the case may be.

24.     SURVIVAL. All of the terms and provisions of this Agreement that have not been performed as of the date of Closing shall survive the Closing and shall not be merged into the deed. Upon execution of the Closing statement, all warranties and representations of the SELLER shall be considered restated to be true and correct and without any change as of the date of Closing. The parties shall include the foregoing provisions as a note on the closing statement to be executed at Closing.

25.     NOTICES. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the SELLER and PURCHASER as herein provided. A notice is given on the date it is sent via facsimile transaction, or is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier, or, if sent by mail as aforesaid, on the date noted on the return receipt.

A.	If to PURCHASER:

CKX Lands, Inc.

Attn: Brian R. Jones 1508 Hodges Street

Lake Charles, LA 70601

With a copy to:

Michael D. Carleton

Chaffe McCall, LLP

One Lakeshore Drive, Suite 1750

Lake Charles, LA 70629

B.	If to SELLER:

MAJ of Sulphur, L.L.C.

9 River Lane

Lake Charles, LA 70605

with a copy to:

Matt Redd

NAI Latter & Blum

1424 Ryan Street

Lake Charles, LA 70601

All parties must sign this Agreement by the  Agreement  day of July, 2017, or this Agreement is null and void.

EXECUTED on this             day of

 EXECUTED on this

PURCHASER

Exhibit "A" to Agreement

Property Description

Commencing 30 feet East and 130 feet South of the Northwest Corner of the Southwest Quarter of the Southeast Quarter (SW Y4 of SE Y4) of Section 35, Township 9 South, Range 10 West, thence East 100 feet; thence North 100 feet; thence East 75 feet; thence North 30 feet; thence East 467 feet; thence South 662.83 feet; thence West 210 feet; thence North 159.71 feet; thence West 432 feet; thence North 373.12 feet to the point of commencement; LESS AND EXCEPT the 4.98 acres more or less sold to Tag Ford Properties, LLC described as Commencing 30 feet East and 130 feet South of the Northwest Corner of the Southwest Quarter of the Southeast Quarter (SW Y4 of SE Y4) of Section 35, Township 9 South, Range 10 West, point being on the East right of way line of Beglis Parkway/Louisiana Hwy. 27), thence East 100 feet; thence North 100 feet to the South right of way line of Texas Street; thence South 77° East 76.49 feet; thence East 156.14 feet; thence South 195.8 feet; thence West 311 feet; thence South 420.94 feet; thence West 142.81 feet; thence North 39.61 feet; thence West 10 feet; thence North 79.95 feet; thence North 57° West 115.34 feet; thence North 54° West 45.62 feet; thence North 35.77 feet; thence West 260.55 feet; thence N01ih 30.53 feet; thence North 78° West 72.85 feet; thence West 19.3 feet to the East right of way line of LA Hwy 27; thence North 1.41 feet along said right of way; thence North 245.64 feet along right of way to point of beginning.

Final legal description is subject to survey and title examination.

Exhibit "A-1" to Agreement

Lease Agreements

SELLER to provide to PURCHASER within five (5) days of Effective Date.

Exhibit "A-2" to Agreement

Operating Agreements

SELLER to provide to PURCHASER within five (5) days of Effective Date.

Exhibit "A-3" to

Agreement Excluded

Personal Property

Exhibit "B" to Agreement

Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made and entered into by and among MAJ of Sulphur, L.L.C. ("Seller"), CKX Lands, Inc., ("Purchaser"), and Michael D. Carleton of Chaffe McCall, LLP (the "Escrow Agent").

1.     Background.     This Agreement is being entered into m connection with that certain Agreement for Sale and Purchase with an Effective Date of                  , 20 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller certain property referred to as WestPoint Shopping Center, Beglis Parkway, Sulphur, LA. Under the terms of the Purchase Agreement, Purchaser has agreed to deliver certain deposits into escrow with Escrow Agent (when and to the extent received by Escrow Agent, the "Deposit") in accordance with the terms of the Purchase Agreement. The Deposit is to be held, invested and disbursed by Escrow Agent in accordance with the terms of this Agreement.

2.     Deposit of Funds.   The Escrow Agent shall promptly place the Deposit in a federally insured escrow account established with Capital One Bank, or any successor institution (by merger, acquisition or otherwise). Escrow Agent shall have no obligation to place the Deposit into an interest bearing account.

3.     Distribution Du ring Feasibility Period.   Escrow Agent shall promptly return the Deposit to Purchaser if, on or prior to the expiration of the Feasibility Period, Escrow Agent receives written notice from Purchaser that the Purchase Agreement has been terminated (together with a copy of the notice of termination of the Purchase Agreement sent by Purchaser to Seller) and Purchaser demands return of the Deposit.

4.     Distribution Following Feasibility Period.   Following the Feasibility Period expiration date, in the event of a default under the Purchase Agreement, if either party shall make demand (the "Demand") upon Escrow Agent for possession of the Deposit, the demanding party must provide the other party with a copy of the Demand made upon Escrow Agent. Upon receipt of the Demand, Escrow Agent shall also send a copy of the Demand to the non-demanding party. If within five (5) days of the day the copy of the Demand is sent by Escrow Agent to the non- demanding party Escrow Agent has not received written objection to the Demand, Escrow Agent may disburse the Deposit in accordance with the Demand. If any objection is received or if any conflicting demands are made upon the Escrow Agent, the Escrow Agent shall not be required to determine the party entitled to the Deposit or to take any action in connection therewith. Rather, the Escrow Agent may await settlement of the controversy or institute an interpleader or other appropriate action, as set out in Section (5) below.

5.     Dispute. Notwithstanding anything else set out in this Agreement, if there is, at any time, any dispute as to whether or to whom the Escrow Agent is obligated to deliver the Deposit or any part thereof, the Escrow Agent will not be obligated to make any delivery, but may hold the sum in dispute until receipt by the Escrow Agent of an authorization in writing signed by both Purchaser and Seller, directing the disposition of the sum in dispute or in the absence of such authorization, the Escrow Agent may hold the sum until the final determination of the rights of the pai1ies in an appropriate proceeding. In the event of such a dispute, the Escrow Agent may, but is not required to, bring an interpleader or other appropriate action or proceeding for leave to deposit the disputed sum or the entire Deposit in the registry of the appropriate court in Calcasieu Parish, Louisiana, for the purpose of having the respective rights of the parties adjudicated. Upon making such deposit or upon institution of such interpleader action or other appropriate action, the Escrow Agent shall be fully relieved and discharged from all further obligations hereunder with respect to the sums so deposited.

6.     Duties Limited. It is agreed that the duties of the Escrow Agent do not extend beyond those specifically provided for by this Agreement and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for its own fraud, willful breach of this Agreement or gross negligence. Purchaser and Seller shall hold Escrow Agent harmless from any liability for any loss of the Deposit or interest thereon caused by any delay in the deposit or early withdrawal of the Deposit from the interest bearing account and for any other act done or omitted to be done by the Escrow Agent in connection with the performance of the Escrow Agent's duties hereunder, except to the extent such act or omission constitutes Escrow Agent's fraud, willful breach of this Agreement or gross negligence. The Escrow Agent may act in reliance upon any authorization, acknowledgment or signature which it believes to be genuine and may assume that any person purporting to give any writing, acknowledgment, notice or instruction in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent may rely on authorizations, acknowledgments and signatures received by facsimile. All of Escrow Agent's legal fees and costs (if any) shall be paid out of the Deposit.

7.     Release of Escrow Agent. Upon the Escrow Agent's fulfillment of its duties in accordance with the provisions of this Agreement, the Escrow Agent's duties and responsibilities will cease and the Escrow Agent will be released of all liability in connection with this Agreement and the Deposit.

8.     Escrow Agent as Purchaser's Attorney. Purchaser and Seller acknowledge that Michael D. Carleton and Chaffe McCall, LLP have served and will continue to serve as counsel to Purchaser in connection with the Purchase Agreement and the sale of the Property to Purchaser. Purchaser and Seller agree that pursuant to this Agreement, Escrow Agent is acting as a neutral depository only and no attorney/client relationship is being created under this Agreement. In addition, Seller agrees that in the event of a dispute arising out of or in connection with the sale of the Property or the Purchase Agreement, Michael D. Carleton and Chaffe McCall, LLP will be permitted to continue to act as counsel for Purchaser in connection with any such dispute, notwithstanding that Michael D. Carleton is also serving as Escrow Agent.

9.     Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby. Escrow Agent shall not have a duty to consult the Purchase Agreement or any other document relative to its duties hereunder.

10. Counterparts I Fax. This Agreement may be executed by the parties on separate counterparts, all of which together shall constitute one Agreement. The parties may rely on executed copies of this Agreement delivered by facsimile, without the need to obtain an original executed document.

11.     Notices. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Purchaser and Escrow Agent as herein provided. A notice is given on the date it is sent via facsimile transaction, or is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier, or, if sent by mail as aforesaid, on the date noted on the return receipt. Any notices to Escrow Agent shall be sent to the following address:

1.	If to Purchaser:

CKX Lands, Inc.

1508 Hodges Street

Lake Charles, LA 70601

With a copy to:

Michael D. Carleton

Chaffe McCall, LLP

One Lakeshore Drive, Suite 1750

Lake Charles, LA 70629

2.	If to Seller:

MAJ of Sulphur, L.L.C.

9 River Lane

Lake Charles, LA 70605

with a copy to:

Matt Redd

NAI Latter & Blum

1424 Ryan Street

Lake Charles, LA 70601

3.	If to Escrow Agent:

Michael D. Carleton

Chaffe McCall, LLP

One Lakeshore Drive, Suite 1750

Lake Charles, LA 70629

12.       No Modification . This Agreement is being entered into to implement the Purchase Agreement and shall not (nor be deemed to) amend, modify or supersede the Purchase Agreement or act as a waiver of any rights, obligations or remedies of Purchaser and Seller set forth therein; provided, however, that Escrow Agent may rely solely upon this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the            day of           , 20

PURCHASER:

CKX Lands, Inc.

By:
Brian R. Jones, President

SELLER:

Michael E. Shetler, Manager

ESCROW AGENT:

MICHAEL D. CARLETON
Date:

Exhibit "C" to

Agreement Form of Cash

Sale Deed CASH DEED

BE IT KNOWN, that on the dates and in the places hereinafter indicated, before the undersigned Notaries Public, duly commissioned and qualified in and for the Parish/County and States indicated hereinbelow, and in the presence of the undersigned competent witnesses personally came and appeared:

                                                                                                                            , whose mailing address is                                                        , hereinafter referred to as Vendor, masculine, singular, regardless of number or gender, who declared that for the price of

                                                                                                            ($                       ) DOLLARS, cash in hand paid, receipt of which is hereby acknowledged, Vendor does by these presents grant, bargain, sell, convey, transfer, assign, set over, deliver and abandon, with full warranty of title, and with full subrogation to all of the rights and actions of warranty Vendor may have, unto:

                                                                                                                            , whose mailing address is                                                     , hereinafter referred to as Vendee, masculine, singular, regardless of number or gender, here present, accepting and purchasing for himself, his successors, heirs and assigns, acknowledging delivery and possession thereof, the following described property situated in the Parish of                , State of Louisiana, to-wit:

See Exhibit "A", attached hereto and made a part hereof.

Property Address:

TO HAVE AND TO HOLD said property herein conveyed unto the said vendee, vendee's heirs, successors and assigns forever.

Taxes are prorated for current year. Vendee is the party responsible for the payment of current and future year's property taxes when billed.

THUS DONE, READ AND SIGNED in my office on this __ day of      , 201_,       m     the     City     of                                          Parish/County       of                                                  ,     State     of                                               ,     in     the     presence   of                                                                  and                                                          , lawful witnesses, who hereunto sign with the said parties and me, Notary.

WITNESSES:

NOTARY PUBLIC

Printed Name of Notary:

Notary ID:

My                 Commission                   Expires:

THUS DONE, READ AND SIGNED in my office on this __ day of               , 201_,     m     the     City     of                               Parish/County     of                                   ,     State     of                              in     the     presence     of                                                    and                                                           lawful witnesses, who hereunto sign with the said parties and me, Notary.

WITNESSES:

NOTARY PUBLIC

Printed Name of Notary:

Notary ID:

My                 Commission                   Expires:

Exhibit "D" to Agreement

Form of Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") dated as of , is between MAJ of Sulphur, L.L.C., a Louisiana limited liability company ("Assignor") and CKX Lands, Inc., a Louisiana corporation ("Assignee").

WHEREAS, Assignor is the lessor under certain leases executed with respect to the Property (as defined below), which leases are described in Schedule I attached hereto (the "Leases");

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated effective as of                    (the "Agreement"), pursuant to which Assignee agreed to purchase the real property and improvements described therein (the "Property") from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

WHEREAS, Pursuant to the Agreement, Assignor desires to assign its interest as landlord under the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions set forth below.

Now Therefore, the parties hereto agree as follows:

1.     As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the "Closing Date"), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases and transfers to Assignee all related security deposits;

2.     Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all liabilities, losses, claims, damages, costs or expenses, includ ing, without limitation, reasonable attorneys' fees and costs (collectively, the "Claims"), originating prior to the Closing Date and arising out of the Assignor's obligations under the Leases.

3.     As of the Closing Date, Assignee hereby assumes all of Assignor's obligations under the Leases and agrees to indemnify Assignor against and hold Assignor harmless from any and all Claims originating on or subsequent to the Closing Date and arising out of the Assignee's obligations under the Leases as assumed by Assignee pursuant to this Assignment.

4.     In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

5.     This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

6.     This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Agreement as of the day and year first written above.

ASSIGNOR:

MAJ of Sulphur, L.L.C. a Louisiana limited liability company

By:
Name: Michael E. Shetler
Title: Manager

ASSIGNEE:

CKX Lands, Inc., a Louisiana corporation

By:
Name: Brian R. Jones
Title: President

SCHEDULE I

to

Assignment and Assumption of Leases

Exhibit "E" to Agreement

Form of Notice to Tenants Under Lease

(Date)

Tenant

Re: WestPoint Shopping Center

Dear Lessee:

You are hereby notified and advised that as of                               , CKX Lands, Inc. ("Purchaser") has purchased and acquired from MAJ of Sulphur, L.L.C. ("Seller"), all of Sellers' right, title and interest in and to the shopping center known as the WestPoint Shopping Center (the "Property") including, without limitation, all of Sellers' right, title and interest as the "Landlord," "Lessor" and "Owner" in and to all lease agreements, rental agreements and other tenancies providing for the leasing, rental and other occupancy of space within or upon the Property. In addition, the new property manager for the Property is "                                           " located at the following address, and copies of all future notices to the landlord or lessor under your lease should be sent to:

In accordance with the new ownership, you are hereby notified that your security deposit, if any, has been transferred to Purchaser as of the date hereof. All future, current, or past due payments of rent should be made payable to "CKX Lands, Inc." and mailed to the following address:

1508 Hodges Street Lake Charles, LA 70601

All other terms and provisions of your lease shall remain in full force and effect. It has been a pleasure working with you.

MAJ of Sulphur, L.L.C.
a Louisiana limited liability company

By:
__ Name: Michael E. Shetler
Title: Manager

Exhibit "F" to Agreement

Form of Estoppel

Certificate

TENANT ESTOPPEL CERTIFICATE

To:          CKX Lands, Inc., its successors and/or assigns ("CKX")

Re:          Property Address:                    Beglis Parkway, Sulphur, LA 70663

Lease     Date:

between MAJ of Sulphur, L.L.C. ("Landlord") and	_

("Tenant")

Square Footage Leased:

Suite No:                                                                         ("Premises")

Tenant understands that CKX is contemplating purchasing (the "Sale") of WestPoint Shopping Center with Landlord. The undersigned, as the Tenant under the above-referenced lease (the "Lease") hereby certifies to and agrees with CKX, the following:

(I )    The lease attached hereto as Exhibit "A" is a true, correct and complete copy of the Lease, which is in full force and effect and has not been modified, supplemented, or amended in any way and the Lease represents the entire agreement between the parties as to the Premises or any portion thereof.

(2)          Tenant is currently in occupancy of the Premises.

(3)         The amount of fixed monthly rent is               · the percentage rate is $                the monthly common area of other charges are                            The base year for operating expenses and real estate taxes, as defined in the Lease, is                   No such rent has been or will be paid more than one (I ) month in advance of its due date, except:

(4)         The undersigned's security deposit is                                The undersigned has paid rent for the Premises up to and including

(5)         The Lease will not be altered or amended, without CKX's prior written consent.

(6)         The commencement date of the Lease was                         , the Lease terminates on                                             and we have the following renewal/extension option(s)

(7)         Tenant currently does not have any intention of vacating the Premises before the Termination Date (as defined herein).

(8)

All work to be performed for us under the Lease has been performed as required and has been accepted by us; and any payments, free rent, or other payments, credits, allowances or abatements required to be given by Landlord to us have already been received by us, except                                                                             -

(9)	The Lease is free from default by Landlord; we have no offset, defense, deduction or claim against Landlord.

(10)	The undersigned has received no notice of any prior sale, assignment, pledge or other transfer of the said Lease or of the rents received therein, except

(1 1)

The undersigned has not assigned said Lease or sublet all or any portion of the Premises, the undersigned does not hold the Premises under assignment or sublease, nor does anyone except us and our employees occupy the Premises except

(12)	The undersigned has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part or to occupy any additional space at the Property.

(13)

No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state and there are no claims or actions pending against the undersigned which if decided against us would materially and adversely affect our financial condition or our ability to perform the tenant's obligations under the Lease; and

(14)

Tenant acknowledges that Landlord will assign to CKX its right, title and interest in the Lease and to the rents due thereunder, and that CKX will collect such rents. Tenant agrees to pay all rents and other amounts due under the Lease directly to CKX upon receipt of notice of the Sale having been consummated.

(15)	If the undersigned is not the party named in the Lease, describe below the chain of assignments into the undersigned and attach a copy of each assignment document hereto:

(16)

The undersigned recognizes that CKX would not purchase the Landlord's property but for its execution of this Tenant Estoppel Certificate. The statements contained herein may be relied upon by CKX, its successors and assigns.

If we are a corporation or other entity the undersigned is a duly authorized representative of the corporation or entity signing this certificate and is the incumbent in the office indicated under his name.

Dated this          day of          , 2017.

TENANT:

By:
Its: